UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

SOLAR THIN FILMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19404	95-4359228
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

25 Highland Boulevard, Dix Hills, New York 11746
(Address of principal executive offices)

(516) 417-8454
(Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 20, 2007, Peter Lewis and Solar Thin Films, Inc. (the “Company”) entered into an Employment Agreement (the “Lewis Agreement”) pursuant to which Mr. Lewis has agreed to serve as the Chief Executive Officer of the Company. The Lewis Agreement contains the following terms:

•	base salary of $225,000 per year;
•	the issuance of 187,617 shares of common stock per year;
•	a bonus paid pursuant to the Executive Officer Incentive Plan as determined by the Board of Directors;
•	a ten year option to purchase 3,000,000 shares of common stock at an exercise price of $0.533 per share on a cashless basis vesting on a pro-rata basis over a period of two years;
•	participation in all employee benefit plans and programs; and
•	reimbursement of reasonable expenses.

The term of the employment agreement is 36 months that may be renewed for one year periods unless either party notifies the other within 60 days prior to the end of the employment term of its intent to terminate the agreement.

Prior to joining the Company, Mr. Lewis briefly provided consulting services to RESI, a business partner of the Company (from March 2007 until May 2007). From 2005 through 2006, Mr. Lewis served as an Executive Vice President of KmX Corporation, a Toronto based company he helped co-found that provides advanced membrane solutions for the chemical recycling and ethanol markets. Prior to joining KmX Corporation, from 2002 through 2004, Mr. Lewis served as the Chief Operating Officer of CA Technology (now Agilence), a New Jersey based company providing software and hardware solutions to the digital video and security marketplace. Mr. Lewis holds a B.A. in Economics from Columbia and an M.B.A. from Harvard Business School.

On June 20, 2007, the Company and Csaba Toro entered into a Severance Agreement (the “Toro Severance Agreement”) pursuant to which Mr. Toro resigned as an executive officer and director of the Company. All obligations under Mr. Toro’s employment agreement, including the stock option granted to Mr. Toro, were terminated except for confidentiality provisions and a limited non-compete provision. As consideration for entering into the Toro Severance Agreement, the Company agreed to make a one time payment to Mr. Toro in the amount of $34,000.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Executive Employment Agreement by and between Solar Thin Films, Inc. and Peter Lewis

10.2	Severance Agreement by and between Solar Thin Films, Inc. and Csaba Toro

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Dated: June 25, 2007	By: /s/ Peter Lewis
Name: Peter Lewis
Title: Chief Executive Officer